                          SCHEDULE 14A
                         (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  /  /
(Check the appropriate box:)
   / /Preliminary Proxy Statement
  / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/ Definitive Proxy Statement
      / / Definitive Additional Materials
      / / Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

                             PCD Inc.
     -------------------------------------------------------
         (Name of Registrant as Specified in Its Charter)


     -------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement,
                   if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/ No Fee Required
   / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(I)(1),
       14a-6(I)(2), or Item 22(a)(2) of Schedule 14A.
   / / $500 per each party to the controversy pursuant to
       Exchange Act Rule 14a-6(i)(3).
   / / Fee computed on table below per Exchange Act Rules
       14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      ----------------------------------------------------------


      (2) Aggregate number of securities to which transaction applies:


      ----------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (setting forth the amount on which the filing fee is calculated and how such amount was determined):

      ----------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:


      ----------------------------------------------------------

      (5) Total fee paid:

      ----------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         -------------------------------------------------------

         (2)  Form, Schedule or Registration Statement No.:

         -------------------------------------------------------

         (3)  Filing Party:

         -------------------------------------------------------

         (4)  Date Filed:

         -------------------------------------------------------

          NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                           [PCD LOGO]


Dear Stockholder:

   You are invited to attend the 1997 annual meeting of stockholders of PCD Inc. This year the annual meeting will be held at PCD's headquarters, 2 Technology Drive, Centennial Park, Peabody, MA 01960-7977, on Friday, May 9, 1997, at 10:00 a.m., local time.

   Please carefully read the descriptions included in the Proxy Statement before completing, signing and returning the accompanying proxy in the postage paid envelope provided for that purpose.

Thank you for your prompt attention to these important matters.

                                     Very truly yours,

                                     /s/ John L. Dwight, Jr.
                                     -----------------------

                                     John L. Dwight, Jr.
                                     Chairman of the Board

                           [PCD LOGO]


             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To Be Held On May 9, 1997

TO THE STOCKHOLDERS OF
PCD INC.:

   Notice is hereby given that the annual meeting of the stockholders of PCD Inc., a Massachusetts corporation, will be held at PCD's Headquarters, 2 Technology Drive, Centennial Park, Peabody, MA 01960-7977, on Friday, May 9, 1997, at 10:00 a.m., local time, for the purpose of considering and acting upon the following:

   1.  The election of a member of the Board of Directors.

   2. Such other matters that may properly come before the meeting and any adjournments thereof.

   The Board of Directors has fixed the close of business on March 19, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof.

                           By order of the Board of Directors
                           PCD Inc.

                           /s/ John L. Dwight, Jr.
                           ------------------------

                           John L. Dwight, Jr.
                           Chairman of the Board

Peabody, Massachusetts
April 9, 1997

                             PCD Inc.
                        2 Technology Drive
                          Centennial Park
                      Peabody, MA 01960-7977

                          _______________
                          PROXY STATEMENT
                          _______________


             FOR THE ANNUAL MEETING OF THE STOCKHOLDERS
                       To Be Held May 9, 1997

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PCD Inc. (the "Corporation"). Such proxies will be voted at the annual meeting of stockholders of the Corporation to be held on Friday, May 9, 1997, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders dated April 9, 1997. The address of the Corporation's principal executive office is 2 Technology Drive, Centennial Park, Peabody, MA 01960-7977. The approximate date on which this Proxy Statement and the enclosed form of proxy are first sent or given to stockholders is April 9, 1997. Stockholders of record at the close of business on March 19, 1997 (the record date) are entitled to notice of and to vote at said meeting and any adjournments or postponements thereof, each share being entitled to one vote.

   On March 19, 1997 the Corporation had 5,909,733 outstanding shares of Common Stock, $0.01 par value, constituting the only class of voting securities of the Corporation. A majority of the shares entitled to vote and either present in person or represented by a properly signed and returned proxy will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are counted as present for purposes of determining the existence of a quorum. Under the rules of the national Association of Securities Dealers (NASD) that governs brokers using NASD's automated quotation system (Nasdaq), brokers who hold shares in street name generally do not have the authority to vote on any items unless they have received instructions from beneficial owners. If the broker is also a member of a national securities exchange, however, NASD rules permit the broker to vote shares held in street name in accordance with the rules of the exchange. Under the rules of the New York Stock Exchange, a broker who does not receive instructions is entitled to vote on the election of directors.

   With regard to the election of directors, under Massachusetts law and the Corporation's By-laws, each nominee for election as a director shall be elected if he or she receives the affirmative vote of a plurality of the votes cast by stockholders entitled to vote and either present in person or represented by proxy at the annual meeting. Votes may be cast in favor of or withheld from the nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. Stockholders are not entitled to cumulative voting in the election of directors.

   Any proxy given pursuant to this solicitation may be revoked in writing by the person giving it at any time before it is exercised. Under the laws of the Commonwealth of Massachusetts, attendance at the annual meeting by a stockholder who has given a proxy does not have the effect of revoking such proxy unless the stockholder files at any time prior to the voting of the proxy a written notice of revocation with the Corporate Clerk at the Corporation's principal executive offices set forth above or at the annual meeting, including but not limited to the timely filing of a duly executed proxy bearing a later date or the voting of the shares subject to the proxy by written ballot cast at the annual meeting. All shares represented by valid proxies received by the Board of Directors pursuant to this solicitation in time to be voted and not revoked will be voted. If the proxy indicates a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the direction made therein. Except as set forth above with respect to brokers, if no direction is made, the shares will be voted as to each proposal in accordance with the recommendations of the Board of Directors.


                 I.  ELECTION OF DIRECTORS

NOMINEE AND CONTINUING DIRECTORS

   The Corporation's By-laws provide that the number of directors shall not be less than the minimum number of individuals permitted by law and shall be determined from time to time by majority vote of the Board of Directors. In accordance with the By-laws, the Board of Directors has fixed the number of directors at five. The Board is divided into three classes, with the terms of office of each class ending in successive years. One director of the Corporation is to be elected at the annual meeting, to hold office, subject to the By-laws, until the annual meeting of stockholders in 2000 or until his respective successor has been elected and qualified. Certain information with respect to the nominee for election as director proposed by the Corporation and the other directors whose terms of office as directors will continue after the annual meeting is set forth below. Should the nominee be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person as the Board of Directors of the Corporation may recommend. Proxies can not be voted for more than one nominee.

                                                                     Served as
                                                                      Director
Nominee, Age, Principal Occupation or Position, Other Directorships     Since
-------------------------------------------------------------------  ---------
TO BE ELECTED FOR A TERM ENDING IN 2000
Harold F. Faught, 72 ................................................  1983
   Consultant

TO CONTINUE IN OFFICE UNTIL 1999
John L. Dwight, Jr., 52 .............................................  1980
   Chairman, Chief Executive Officer and President of the
Corporation           Theodore C. York, 54
 ................................................  1994
   President, Highland Group

TO CONTINUE IN OFFICE UNTIL 1998
Bruce E. Elmblad, 68 ................................................  1980
   Consultant,
   Director, Martek Biosciences Corporation and Antex Biologics, Inc.
C. Wayne Griffith, 63 ...............................................  1980
   Chairman, Chief Executive Officer
   and President, Acorn Management Associates, Inc.

   Mr. Faught has served as a director of the Corporation since 1983. From 1973 to 1993, when he retired, Mr. Faught served as an officer, most recently Senior Vice President -- Technology, of Emerson Electric Co. Since retiring, he has served Emerson in a consulting capacity.

   Mr. Dwight has served as Chairman of the Board, Chief Executive Officer, President and a director of the Corporation since November 1980, when Mr. Dwight purchased a controlling interest in PCD. Mr. Dwight was previously Vice President -- International of Burndy Corporation, an electronic connector manufacturer. Mr. Dwight has 25 years of management and operating experience in the connector industry

   Mr. York has served as a director of the Corporation since 1994. During 1995 and 1996, Mr. York was President of Saber Equipment Corporation, a petrochemical equipment company and is a director of several private companies. From 1984 to 1994, Mr. York was President of Burndy Corporation. From 1992 to 1994, he was also Executive Vice President of Framatome Connectors International.

   Mr. Elmblad has served as a director of the Corporation since 1980. From April 1990 to January 1995, Mr. Elmblad was President of SED Management Company, Inc., a venture capital management company. Before April 1990 and since January 1995, he has been a private investor and has served as a consultant to and a director of several high technology companies.

   Mr. Griffith has served as a director of the Corporation since 1980. A management consultant and investor, Mr. Griffith is President and Chief Executive Officer of Acorn Management Associates, Inc., and President and Chief Executive Officer of College Counsel. Previously, he held the positions of Chairman, Chief Executive Officer and President of Digitec, Inc.; Chairman, Chief Executive Officer and President of Xylogics, Inc., Executive Vice-President of Leeds & Northrup Corporation, Group Vice President of Burndy Corporation; and spent 12 years in senior sales/marketing roles at AMP, Inc.

   On February 14, 1997, Saber Equipment Corp. ("Saber"), a development stage company of which Messrs. Elmblad and York are directors and Mr. York is president and chief executive officer, filed a Chapter 11 bankruptcy petition, which, at Saber's request, was converted into a Chapter 7 bankruptcy proceeding on February 24, 1997. A trustee has been appointed by the bankruptcy court, and the sale of Saber's assets is proceeding.

   Although the Board of Directors does not contemplate that the nominee for election as director will be unable to serve, in the event that a vacancy in the original slate of nominees is occasioned by death or other unexpected occurrence, shares of stock represented by proxies (except proxies marked to the contrary) shall be voted for the election of such other nominee as may be designated by the Board of Directors.


THE BOARD OF DIRECTORS AND COMMITTEES

   There were five meetings of the Board of Directors during 1996. All of the members of the Board of Directors attended at least 80% of the meetings of the Board and the committees on which they served. Directors who are employees of the Corporation do not receive any compensation for service as director. Each non-employee director is currently paid $750 for attendance at each Board meeting. For 1996, each director, other than Mr. Dwight, received a total of $3,000 for his services.

   The 1996 Eligible Directors Stock Plan of the Corporation (the "Directors Stock Plan") was approved by the Board of Directors on January 30, 1996 and thereafter by the Corporation's stockholders. Under the Directors Stock Plan, commencing with the 1997 annual meeting of stockholders, each director who is not an officer or employee of the Corporation or any subsidiary of the Corporation (an "Outside Director") who has not previously been granted an option to purchase shares of Common Stock will be granted, on the thirtieth day after such meeting or any subsequent annual meeting of stockholders, an option to purchase 3,000 shares of Common stock at an exercise price equal to the fair market value on the date of grant. In addition, on the thirtieth day after such meeting, commencing with the 1997 annual meeting of stockholders, each Outside Director will be granted an option at each annual meeting of the stockholders to purchase 1,500 shares of Common Stock at an exercise price equal to the fair market value on the date of grant. A total of 36,000 shares of Common Stock are available for awards under the Directors Stock Plan. Each option granted shall vest six months after, and expire 10 years from, the date of grant of such option. No options may be granted under the Directors Stock Plan after January 29, 2006.

   The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee reviews the Corporation's accounting practices, internal accounting controls and financial results and oversees the engagement of the Corporation's independent auditors. The members of the Audit committee are Mr. Elmblad and Mr. York. The Compensation Committee reviews and recommends to the Board of Directors the salaries, bonuses and other forms of compensation for executive officers of the Corporation and administers various compensation and benefit plans, including the 1992 Stock Option Plan and the 1996 Stock Plan. The members of the Corporation's Compensation Committee are Mr. Faught and Mr. Griffith. Upon Mr. Faught's re-election to the Board of Directors, Mr. Faught intends to resign as a member of the Compensation Committee effective as of the date of the annual meeting, May 9, 1997. The Board of Directors will elect his successor at the meeting of the Board following the annual meeting.

   None of the members of the Audit Committee or the Compensation Committee is a past or current officer or employee of the Corporation. The Board of Directors does not maintain a nominating committee or a committee performing similar functions.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Mr. Faught is a former senior vice president of Emerson Electric Co., which currently owns 32.3% of the outstanding Common Stock of the Corporation.


EXECUTIVE COMPENSATION

               REPORT OF THE COMPENSATION COMMITTEE

INTRODUCTION

   The following report is provided by the Compensation Committee of the Board of Directors. The Committee supervises the Corporation's Executive Compensation Program (the "Program") and is directly responsible for compensation actions affecting the Chairman, President and Chief Executive Officer (the "Chief Executive Officer"), other executive officers and other senior executives of the Corporation. The Committee, which consists entirely of non-employee directors, met two times in 1996.

EXECUTIVE COMPENSATION PHILOSOPHY

   The Program is designed and administered to relate executive compensation to four basic objectives:

   * COMPETITIVE POSITION: The Program is designed to pay competitive compensation so the Corporation can attract and retain highly qualified executives. To assist it in determining competitive compensation practices, the
     Committee frequently utilizes information about compensation levels of other companies, including information provided by qualified independent surveys.

   * COMPANY PERFORMANCE: The Program is designed to reflect the overall performance of the Corporation, with appropriate consideration of conditions that exist in the industry. In determining compensation levels and compensation changes, the Committee considers the Corporation's overall performance in meeting both short-term and long-term objectives. The Committee considers achievement of operating objectives in areas such as sales, earnings, entered orders and cash management, as well as progress toward long-term strategic objectives.

   * STOCKHOLDER RETURN: The Program has been designed to establish a direct link between the interests of the Corporation's executives and its stockholders by allocating a portion of senior management compensation to stock option plans.

   * INDIVIDUAL PERFORMANCE: In addition to the above factors, the Committee considers the executive's individual performance and contributions to the Corporation's results in determining appropriate compensation levels.


THE EXECUTIVE COMPENSATION PROGRAM

   Three general components of executive compensation are used to achieve the principles set forth above: base salary, a management incentive plan and a long-term incentive plan. PCD's Chief Executive Officer, Mr. Dwight, is evaluated and his compensation administered in the same general fashion as the other executive officers.

   * BASE SALARY: The base salary of each executive is reviewed annually by the Committee. Salary changes reflect the overall performance of the Corporation, pay competitiveness and the individual's performance. The targeted percentage of cash compensation represented by base salary varies based on the level of the position, with a target of approximately 60% for the Chief Executive Officer and approximately 70% for the other executive officers. 1996 base salaries for the Chief Executive Officer and the other executive officers are shown in the summary compensation table. Effective January 1, 1997, Mr. Dwight's annual base salary was increased 8% to $204,070. In setting Mr. Dwight's base salary, the committee took into account his leadership and direct contributions to the Corporation which resulted in the Corporation's strong financial performance for the year ended 1996.

   * ANNUAL MANAGEMENT INCENTIVE PLAN: The Corporation's Chief Executive Officer and other executive officers are eligible for annual cash bonuses. Payments of bonuses are based upon achievement of specified financial objectives determined by the Board of Directors at the beginning of each year. Financial objectives are based on the Corporation's budget and results of operations. Mr. Dwight's bonus was determined by comparing PCD's financial results to the financial goals described above. Mr. Dwight was awarded a cash bonus of $100,000, which was 53.1% of his base salary for 1996.

   * LONG-TERM INCENTIVE PLAN: To ensure that management's interests are directly tied to stockholder return, a portion of senior executive total compensation is provided through stock-based, long-term incentive plans. To place emphasis on stockholder return, the Corporation has implemented two stock option plans. Awards and payments to executive officers under these plans are included in the accompanying tables. The 1992 and 1996 Stock Option Plans provide for the award of incentive stock options and non-qualified stock options.

   The Corporation does not have an employment agreement with the Chief Executive Officer or any of its other executive officers.

   No specific actions have been taken with respect to the $1 million compensation deduction limit under section 162(m) of the Internal Revenue Code because the Corporation's compensation levels have never exceeded the limits and are not expected to exceed the limit by a material amount over the next several years.


SUMMARY

   The Committee believes the Corporation's compensation program has been designed and managed by the Committee to directly link the compensation of the Corporation's executives to the performance of the Corporation, individual performance and Stockholder return. The current levels of compensation for the Corporation's senior executives are generally below market levels for similar electronic connector companies. The Committee expects to address these compensation levels over time, consistent with Corporation and individual performance, and will continue to emphasize performance-based and stock-based compensation linking management and stockholder interests.

                                   The Compensation Committee

                                   H.F. Faught
                                   C.W. Griffith

                   SUMMARY COMPENSATION TABLE

   The following table sets forth certain information regarding the Corporation's Chief Executive Officer and each of the other four most highly compensated executive officers during the year ended December 31, 1996 (the "Named Executive Officers").

                                                Long-Term
                                               Compensation
                                               ------------
                                                Number of
                                                  Shares
                          Annual Compensation  Underlying
                        ----------------------   Options        All-Other
                   Year Salary($)  Bonus($)(1)  Granted(#) Compensation($)(2)
                   ---- ---------  ----------- ----------- ------------------
Name and
 Principal Position
-------------------
John L. Dwight, Jr.  1996 $188,313    $100,000           -        $ 7,712
 Chairman of the     1995  177,647      80,000           -          7,737
 Board, Chief        1994  167,606      48,000           -          5,988
 Executive Officer
 and President

Michael S. Cantor    1996  116,019      35,000           -          8,787
 Vice President,     1995  111,649      30,000           -          9,649
 Sales and Marketing 1994  106,600      10,000           -          8,273

Jeffrey A. Farnsworth
 Vice President      1996  103,474      60,000           -          9,663
  and General        1995   98,061      40,000           -          8,429
  Manager - CTi      1994   88,516      19,000           -          6,034

Mary L. Mandarino    1996   84,584      32,000       5,000          7,850
 Vice President,     1995   77,494      30,000           -          8,879
 Finance and         1994   73,224      14,000           -          7,999
 Administration
 and Treasurer

Roddy J. Powers      1996  106,163      37,000           -          7,029
 Vice President,     1995  101,109      30,000           -          6,884
 Operations          1994   97,175      10,000           -          4,748

All executive        1996  620,348     264,000      10,000         41,041
 officers as a       1995  565,960     210,000      48,000         41,578
 group (6 persons)   1994  533,121     101,000           -         33,042

(1) The Corporation's officers are eligible for annual cash bonuses under the terms of the Corporation's Management Incentive Plan, adopted each year. Payments of bonuses are based upon achievement of specified financial objectives determined by the Board of Directors at the beginning of each year. Financial objectives are based on the Corporation's operating budget and results of operations.

(2) Includes amounts awarded pursuant to the Corporation's 401(k) Salary Savings Plan, life insurance premium remainders and automobile allowances. For 1996, such amounts were, respectively, Mr. Dwight, $4,409, $436 and $2,867; Mr. Cantor, $4,324, $376 and $4,087; Mr. Farnsworth, $4,194, $155
    and $5,314; Ms. Mandarino, $3,325, $101 and $4,424; and Mr.
    Powers, $3,937, $283 and $2,809.

OPTION GRANTS/SAR GRANTS

   Options granted to the Named Executive Officers during 1996 are set forth in the following table.

                        Option Grants in the Last Year

                                              Individual  Grants
                          -------------------------------------------------
                           Number of     Percent of
                            Shares     Total Options
                          Underlying    Granted to     Exercise
                            Options      Employees      Price    Expiration
                          Granted (#)     in 1996      ($/share)    Date
                          -----------  --------------  --------- ----------
NAME
John L. Dwight, Jr.......       -            -             -          -
Michael S. Cantor........       -            -             -          -
Jeffrey A. Farnsworth....       -            -             -          -
Mary L. Mandarino........   5,000          33.3%        $12.00    07/23/06
Roddy J. Powers..........       -            -             -          -
All executive officers
 as a group (6 persons)..  10,000          66.7%        $12.00    07/23/06


            Option Grants in the Last Year (Continued)

                                   Potential Realizable
                                     Value at Assumed
                                       Annual Rates
                                      of Stock Price
                                       Appreciation
                                    for Option Term (1)
                                   5%($)         10%($)
                                  -------       --------
NAME
John L. Dwight, Jr.......               -              -
Michael S. Cantor........               -              -
Jeffrey A. Farnsworth....               -              -
Mary L. Mandarino........         $37,734       $ 95,625
Roddy J. Powers..........               -              -
All executive officers
 as a group (6 persons)..         $75,468       $191,250
---------------

(1) These amounts represent hypothetical gains that could be achieved for the respective options if they are exercised at the end of their respective terms. The assumed 5% and 10% rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Corporation's estimate or projection of the future Common Stock price. This table does not reflect any actual appreciation in the price of the Common Stock to date.

                 Aggregated Option Exercises in Last Year

                             Shares Acquired             Value Realized
                             on Exercise (#)                  ($)(1)
                             ----------------            --------------
Name:
-----
John L. Dwight, Jr..........      10,000                     $108,542
Michael S. Cantor...........      25,000                      271,354
Jeffrey A. Farnsworth.......           -                            -
Mary L. Mandarino...........      15,500                      179,640
Roddy J. Powers.............      20,000                      197,083
All named executive officers
 as a group (6 persons).....      70,500                      756,619
---------------
<TABLE/>
(1) The difference between the aggregate fair market value of the

                                11

    shares acquired on the date of exercise and the aggregate option exercise price for such shares.


                    Aggregated Year-End Option Values

                           Number of Securities
                          Underlying Unexercised
                                Options at            In-the-Money Options
                               Year-End (#)              Year-End ($)(1)
                        Exercisable Unexercisable   Exercisable Unexercisable
                        ----------- -------------   ----------- -------------
Name:
-----
John L. Dwight, Jr......   62,000          -        $  734,958           -
Michael S. Cantor.......  119,000          -         1,410,646           -
Jeffrey A. Farnsworth...  120,000     24,000         1,413,000    $275,000
Mary L. Mandarino.......   81,750      3,750           955,510       3,750
Roddy J. Powers.........  124,000          -         1,469,917           -
All officers as
 a group (6 persons)....  508,000     31,500         5,985,281     282,500
---------------
<TABLE/>
(1) The fair market value of the Common Stock on December 31,
    1996 was computed utilizing the closing market price ($13.00)
    on that date, less the option exercise price.


                           STOCK AWARDS

                          1996 STOCK PLAN

   The PCD 1996 Stock Plan (the "1996 Plan") was adopted by the Board of
Directors on January 30, 1996 and approved by the stockholders on March 8, 1996. For informational purposes and pursuant to Rule 16b-3 under the Exchange
Act, the Corporation is providing the following description of the 1996 Plan as so adopted.

   The 1996 Plan was adopted to ensure that an adequate number of option shares are available to provide appropriate incentives to key employees and other persons who provide significant services to the Corporation and its subsidiaries (the "Corporation Group") by providing these individuals with an opportunity to purchase or receive as bonuses stock of the Corporation and thereby permitting them to share in the Corporation's success. The
Corporation's future success is highly dependent on the retention and continuing motivation of the persons who perform key services for and make key contributions to the Corporation. The

                                12

Corporation believes that an active program of awarding stock options to those key employees and other individuals has been, and will continue to be, an important component of their compensation arrangements in a way that, directly associates their interests with those of the Corporations stockholders.

   The 1996 Plan provides for the granting of incentive stock options
("ISOs"), non-incentive stock options ("NSOs") (both ISOs and NSOs are collectively referred to as "Options"), stock purchase authorizations
("Purchase Authorizations"), stock bonus awards ("Bonuses"), and Stock
Appreciation Rights ("SARs"). (The above-listed items are referred to herein collectively as "Awards".) There initially were 324,000 shares available for Awards under the 1996 Plan. On December 31, 1996, there remained available
309,000 shares for future Awards under the 1996 Plan. The closing price of the Corporation's Common Stock as reported by the Nasdaq National Market System on
March 19, 1997 was $15.50.

   The 1996 Plan is administered by the Compensation Committee of the Board
(the "Committee"). The 1996 Plan provides that each member of the Committee must be a "disinterested person" as defined in Rule 16b-3, as in effect prior to its recent amendment, and an "outside director" under Section 162(m) of the Internal Revenue Code (the "Code"). Under the 1996 Plan, the Committee determines which employees will be granted Awards under the 1996 Plan, the number of shares covered by, and the duration of, each Award under the 1996
Plan, and other terms and conditions applicable to each Award granted under the 1996 Plan. These determinations are made at the time the Award is granted.

   Under the 1996 Plan, the Committee selects the key employees, consultants and other individual contributors of or to the Corporation Group
("Participants") to receive Awards under the 1996 Plan, except that only employees of the Corporation Group may be granted ISOs. Directors of the Corporation who are employees of the Corporation, as well as the Named
Executive Officers and other key employees and service providers, are eligible to participate in the 1996 Plan and may be granted Awards thereunder. The
Committee also has authority to interpret the 1996 Plan and Awards, to prescribe, amend and rescind rules and regulations relating to the 1996 Plan, and to make all other determinations necessary or desirable for the administration of the 1996 Plan. The Committee may establish guidelines for the grant of Awards to key employees of the Corporation Group who are not executive officers of the Corporation, and the Committee may delegate to the Corporation's Chief Executive Officer the authority to grant Awards, within those guidelines, to eligible non-executive key employees.



                                13

   In accordance with Code Section 162(m), a public Corporation may not deduct certain executives' compensation in excess of $1,000,000 per individual unless such compensation is performance-based. Awards are deemed performance-based only to the extent that, among other things, the plan to which they relate specifies the maximum number of options which may be granted to any Participant during a specified period of time. Accordingly, the 1996 Plan indicates that the maximum number of Awards which may be granted to any individual during each successive 12 month period commencing on the effective date of the 1996 Plan is 50,000 shares.

   At the time of granting an Award, the Committee will determine the purchase price per share to be paid upon the exercise of each Option or upon the purchase pursuant to each Purchase Authorization granted or made under the 1996 Plan, each within certain parameters. The exercise price per share to be paid upon the exercise of each ISO granted under the 1996 Plan must be at least 100% of the fair market value on the date of grant, or in the case of an ISO granted to an employee owning more than 10% of the Common Stock of the Corporation or its subsidiaries, must be at least 110% of the fair market value. The purchase price per share payable on exercise of each NSO or upon the purchase of shares pursuant to each Purchase Authorization granted under the 1996 Plan must be at least 85% of the fair market value of the Common
Stock on the date of the grant. Bonus shares will be issued in consideration of services previously rendered, which will be valued for such purposes by the Committee. No Award under the 1996 Plan may be granted with a purchase price less than the par value of the Common Stock. The aggregate fair market value, as determined on the grant date, of the shares for which ISOs are exercisable for the first time by a Participant during any calendar year under all the plans of the Corporation may not exceed $100,000. The Corporation receives no consideration from a Participant for the grant of an Award under the 1996
Plan.

   Each Option is exercisable for the full amount or for any part thereof. At the discretion of the Committee, Options granted under the 1996 Plan may be made exercisable in installments which become available to the Participant from time to time during the term of the Option. However, no Option may be exercised later than 10 years after the date of grant and no ISO granted to a person who owns over 10% of the Common Stock at the time of the grant may be exercised more than five years from the date of the grant. Vesting is determined in the sole discretion of the Compensation Committee of the Board of Directors. In connection with Committee's grants to date, it has fixed vesting in four approximately equal annual installments, the first of which vests on the date of grant. No awards may be made under the 1996 Stock Plan after January 29, 2006.


                                14

   Payment must be made in full at the time the Option is exercised, or at the time the purchase pursuant to a Purchase Authorization is made. Payment must be made in cash or by check, or, if approved in advance by the Committee and subject to the provisions of applicable law, by delivery and assignment to the Corporation of other shares of stock of the Corporation having a market price equal to the exercise or purchase price, or by the Participant's recourse promissory note, or by a combination of any of the above methods. In addition, the Participant must satisfy all applicable federal, state and local income and employment tax withholding obligations before the Corporation is required to deliver any shares under the 1996 Plan.

   A Participant may not transfer an Option, SAR or Purchase Authorization except by will or the laws of descent or distribution, and only the Participant may exercise an Option, SAR or Purchase Authorization during the Participant's lifetime.

   Under the 1996 Plan, Participants who are directors or executive officers of the Corporation, if required to comply with rules promulgated under Section
16 of the Exchange Act as in effect prior to August 15, 1996, may not acquire unrestricted ownership of shares of Common Stock pursuant to an Award for at least six months after the date of grant of the Award, and may not sell or otherwise dispose of share acquired under the 1996 Plan for at least six months after such acquisition.

   The number of shares that may be issued under the 1996 Plan is subject to adjustment for stock dividends, stock splits, stock, combinations, recapitalizations and other similar changes. Any shares subject to an Award which expires or terminates unexercised as to such shares, any shares reacquired by the Corporation pursuant to forfeiture or a repurchase right under the 1996 Plan and any shares subject to an SAR which are not issued upon exercise of the SAR will again become available for future Awards under the 1996 Plan.

   The 1996 Plan provides that the aggregate number and kind of shares reserved under the 1996 Plan and the number, kind and exercise or purchase price of shares covered by any outstanding Options, SARs and Purchase
Authorizations granted under the 1996 Plan will be appropriately adjusted in the event of any stock split, stock dividend, combination of shares, or other similar change in the capitalization of the Corporation, but that no adjustment in any exercise price shall be made which would reduce the exercise price to less than the par value per share. In the event that the Corporation is to be consolidated with or acquired by another entity in a merger or other reorganization and the holders of a majority of the outstanding voting stock of the Corporation immediately preceding the consolidation or acquisition will, immediately following such event, hold, as a

                                15

group, less than a majority of the voting stock of the surviving or successor entity, or in the event of a sale of all or substantially all of the Corporation's assets (each, an "Acquisition"), the 1996 Plan provides that the board of directors of the surviving or successor entity (the "Successor
Board") shall, as to outstanding Option, SARs and Purchase Authorizations, either (i) provide, upon written notice to the Participants, that all Options, SARs and Purchase Authorizations must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified period, at the end of which period the Options, SARs and Purchase
Authorizations will terminate; (ii) terminate all Options, SARs and Purchase
Authorizations in exchange for a cash payment equal to the excess of fair market value of the shares subject to the Options, SARs and Purchase
Authorizations (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof or (iii) make provision for the continuation of the Options, SARs and Purchase
Authorizations by substituting on an equitable basis for the shares then subject to such Options, SARs and Purchase Authorizations either (x) the consideration payable with respect to outstanding shares of Common Stock in connection with the Acquisition; (y) shares of the stock of the surviving or successor entity; or (z) such other securities as the Successor Board deems appropriate. In the case of a recapitalization or reorganization of the Corporation other than a transaction described in the preceding sentence pursuant to which stock of the Corporation or of another entity is issued with respect to outstanding shares of Common Stock, a Participant will upon exercise of an Option, SAR or Purchase Authorization be entitled to receive securities equivalent to the securities he or she would have received had he or she exercised the Option, SAR or Purchase Authorization prior to such reorganization.

   Within certain limits, the Committee may amend the 1996 Plan or the terms of any Awards or agreements thereunder at any time without the consent of the Participants. The Committee may not, however, amend the 1996 Plan (i) to adversely affect or impair any then outstanding Award or related agreement without the consent of the Participant holding such Award or related agreement; or (ii) without obtaining or being conditioned upon stockholder approval, to increase the maximum number of shares available under the 1996
Plan (except in the event of a change in the capital structure of the Corporation), materially increase the benefits accruing to Participants, materially modify the requirements as to eligibility for participation in the 1996 Plan, or make any other change which, pursuant to the Code or regulations thereunder or Section 16(b) of the Exchange Act and rules and regulations thereunder, requires action by the stockholders.



                                16

   The 1996 Plan will terminate on January 30, 2006. The expiration date of each Award will be no later than ten years from the date of grant.

FEDERAL INCOME TAX CONSIDERATIONS

   The rules governing the tax treatment of options and stock acquired from the exercise of options are quite technical. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

   ISOs granted pursuant to the 1996 Plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code. If the Participant makes no disposition of the shares acquired pursuant to the exercise of an ISO within one year after the transfer of shares to such Participant and within two years from the grant of the ISO, such Participant will realize no taxable income as a result of the grant or exercise of such ISO; any gain or loss that is subsequently realized will be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Corporation will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such ISOs or the transfer of shares upon their exercise. Under current law, long-term capital gain is taxed at a maximum rate of 28%.

   Participants generally will realize income for purposes of the federal alternative minimum tax to the extent that the fair market value of the shares purchased upon exercise of an ISO exceeds the option price for the shares(the
"spread amount"). Under current law, the maximum rate of alternative minimum tax is 28%. For purposes of the alternative minimum tax only, the spread amount will be added to the option price in calculating a purchaser's basis in the stock and thus determining the purchaser's gain or loss on the sale of shares acquired upon exercise of such ISOs. A credit for any net alternative minimum tax paid by an ISO holder on exercise may be available to offset the Participant's regular income tax in subsequent years, including any tax on the income resulting from a sale of the shares acquired upon the exercise.

   If shares subject to ISOs are disposed of prior to the expiration of the time periods described above, the Participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of

                                17

the shares on the date of exercise over the exercise price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Corporation for federal income tax purposes in the same year, provided that the Corporation satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

   A Participant who acquires shares by exercise of a NSO generally recognizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. The amount of the Participant's taxable income will ordinarily be deductible by the Corporation in the same year in which the Participant recognizes the taxable income, subject to the requirements of Section 162(m).

   SARs are grants entitling a Participant to receive, upon exercise of the SAR, distribution of an amount in cash or shares or a combination thereof with a value equal to or less than the difference between the market price per share of the Corporation's Common Stock on the date of exercise and the market price on the date of grant, multiplied by the number of shares for which the SAR is exercised. A Participant will realize compensation income in the full amount of such distribution. The Corporation will be allowed a corresponding deduction of the amount of the distribution, generally in the Corporation's tax year in which the exercise occurs. The Participant will obtain a basis in any shares distributed in satisfaction of SARs equal to the fair market value of such shares at the time of such exercise (which is the amount of compensation income realized), for purposes of determining capital gain or loss on the later sale of such shares. The Corporation must withhold federal and applicable state and local income taxes with respect to a SAR distribution. For SAR distributions made in shares of the Corporation's stock, withholding will be applied against other compensation payable from the Corporation.

   Under Section 162(m) of the Code, the Corporation may be limited as to federal income tax deductions to the extent that total individual compensation paid to the Named Executive Officers exceeds $1,000,000 in any one year. The
Corporation can preserve the deductibility of certain compensation in excess of $1,000,000 however, provided that it complies with conditions imposed by
Section 162(m) of the Code, including the payment of performance-based compensation pursuant to a plan approved by stockholders. The 1996 Plan is designed to provide the Corporation flexibility and the opportunity to qualify certain aspects of compensation as performance-based compensation under
Section 162(m), should the Corporation at some time in the future

                                18

pay compensation that is subject to Section 162(m).

BENEFITS UNDER 1996 PLAN

   Due to the discretionary nature of the 1996 Plan, it is not possible to determine who the future Participants in the 1996 Plan will be or the number or value of Awards to be received by any Participant or group under the 1996
Plan. The following table sets forth information with respect to the aggregate grants of Awards under the 1996 Plan to the Named Executive Officers, to all current executive officers as a group, to all non-employee directors as a group, and to non-executive officer employees of the Corporation during 1996.

 Name and Position      Dollar Value($)(1)   Number of units (2)
 -----------------      ------------------   -------------------
John L. Dwight, Jr.               -                      -
 Chairman of the Board,
 Chief Executive Officer
 and President

Michael S. Cantor                 -                      -
 Vice President,
 Sales and Marketing

Jeffrey A. Farnsworth             -                     -
 Vice President and
 General Manager - CTi

Mary L. Mandarino           $ 5,000                 5,000
 Vice President, Finance
 and Administration and
 Treasurer

Roddy J. Powers                   -                     -
 Vice President,
 Operations

All Current                  10,000                10,000
 Executive Officers
 as a Group (6 persons)

All Current Directors             -                    -
 Who Are Not Officers
 as a Group

All Non-Executive             5,000                5,000
 Officer Employees
 as a group
--------------------
<TABLE/>


                                19

(1) Value of in-the-money options at year-end. An "in-the-money" option is an option for which the option price of the underlying stock is less than the December 31, 1996 market price of $13.00; the value shown reflects stock market appreciation since the date of the granting of the option.

(2) Includes all options granted under the 1996 Plan in 1996, whether vested or unvested, and whether exercised or unexercised as of December 31, 1996.


                      1992 STOCK OPTION PLAN

   The Corporation's 1992 Stock Option Plan (the "1992 Plan") was adopted by the Board of Directors on January 30, 1992 and approved by the stockholders on April 20, 1992. The 1992 Plan was subsequently amended by the Board of
Directors on January 30, 1996 and approved by the Corporation's stockholders on March 8, 1996. As of March 19, 1997, 954,000 shares of Common stock were reserved for issuance under the 1992 Plan, 796,299 shares of which are subject to outstanding options. The Corporation does not intend to grant any further
Awards under the 1992 Plan.

   For informational purposes and pursuant to Rule 16b-3, the Corporation is providing the following description of the 1992 Plan as approved by the stockholders on March 8, 1996.

   The 1992 Plan was adopted to ensure that an adequate number of option shares are available to provide appropriate incentives to employees and other persons who are expected to contribute to the future growth and success of the Corporation and its subsidiaries (the "Corporation Group") by providing these individuals with an opportunity to purchase stock of the Corporation and thereby permitting them to share in the Corporation's success. The
Corporation's future success is highly dependent on the retention and continuing motivation of the persons who perform key services for and make key contributions to the Corporation. The Corporation believes that an active program of awarding stock options to those key employees and other individuals has been, and will continue to be, an important component of their compensation arrangements in a way that directly associates their interests with those of the Corporation's stockholders.

   The 1992 Plan provides for the granting of incentive stock options ("ISOs") and non-incentive stock options ("NSOs") (both ISOs and NSOs are collectively referred to as "Options"). The closing price of the Corporation's Common Stock as reported by the Nasdaq National Market System on March 19, 1997 was $15.50.

   The 1992 Plan has been administered by the Compensation Committee of the Board (the "Committee"). The 1992 Plan provides

                                20

that each member of the Committee must be a "disinterested person" as defined in Rule 16b-3, as in effect prior to its recent amendment, and an "outside director" under Section 162(m) of the Code. Under the 1992 Plan, the Committee has had the power to determine which employees will be granted Options under the 1992 Plan, the number of shares covered by, and the duration of, each Option under the 1992 Plan, and other terms and conditions applicable to each Option granted under the 1992 Plan. These determinations were made at the time each Award was granted.

   Under the 1992 Plan, the Committee has selected the key employees, officers, consultants, advisors and other individual contributors of or to the Corporation Group ("Participants") to receive Options under the 1992 Plan, except that only employees of the Corporation Group have been eligible for grant of ISOs. Since February 1, 1996, non- employee directors of the Corporation have not been eligible to receive Options under the 1992 Plan.

   The Committee has authority to interpret the 1992 Plan and Options, to prescribe, amend and rescind rules and regulations relating to the 1992 Plan and to make all other determinations necessary or desirable for the administration of the 1992 Plan. The Committee has been authorized to establish guidelines for the grant of Options to key employees of the Corporation Group who are not executive officers of the Corporation, and the Committee has been authorized to delegate to the Corporation's Chief Executive
Officer the authority to grant Awards, within those guidelines, to eligible non-executive key employees.

   At the time of granting an Option, the Committee determines the purchase price per share to be paid upon the exercise of each Option granted under the 1992 Plan, within certain parameters. The exercise price per share to be paid upon the exercise of each ISO granted under the 1992 Plan must be at least
100% of the fair market value of such share on the date of the grant, or in the case of an ISO granted to an employee owning more than 10% of the Common
Stock of the Corporation or its subsidiaries, at least 110% of the fair market value. The aggregate fair market value, as determined on the grant date, of the shares for which ISOs are exercisable for the first time by a Participant during any calendar year under all the plans of the Corporation may not exceed
$100,000. The Corporation has received no consideration from a Participant for the grant of an Option under the 1992 Plan.

   Each Option is exercisable for the full amount or for any part thereof. At the discretion of the Committee, Options granted under the 1992 Plan may be made exercisable in installments which become available to the Participant from time to time during the term of the Option. However, no Option may be exercised later

                                21

than 10 years after the date of grant and no ISO granted to a person who owns over 10% of the Common Stock at the time of the grant may be exercised more than five years following the date of the grant.

   Payment must be made in full at the time the Option is exercised. Payment must be made by delivery and assignment to the Corporation of shares of stock of the Corporation having a fair market value equal to the exercise price of the shares to be acquired; (ii) by any other means which the Board of Directors determines are consistent with the purposes of the 1992 Plan, or by a combination of any of the above methods. In addition, the Participant must satisfy all applicable federal, state and local income and employment tax withholding obligations before the Corporation is required to deliver any shares under the 1992 Plan.

   A Participant may not transfer an Option except by will or the laws of descent or distribution, and only the Participant may exercise an Option during the Participant's lifetime.

   Under the 1992 Plan, Participants who are directors or executive officers of the Corporation, if required to comply with rules promulgated under Section
16 of the Exchange Act as in effect prior to August 15, 1996, may not acquire unrestricted ownership of shares of Common Stock pursuant to an award for at least six months after the date of grant of the Option, and may not sell or otherwise dispose of shares acquired under the 1992 Plan for at least six months after such acquisition. Vesting is determined in the sole discretion of the Compensation Committee of the Board of Directors. In connection with Committee's grants to date, it has fixed vesting in four approximately equal annual installments, the first of which vests on the date of grant.

   The number of shares that may be issued under the 1992 Plan is subject to adjustment for stock dividends, stock splits, stock combinations, recapitalizations and other similar changes. Any shares subject to an Option which expires or terminates unexercised as to such shares, and any shares reacquired by the Corporation pursuant to forfeiture or a repurchase right under the 1992 Plan will again become available for future Options, if any, under the 1992 Plan.

   The 1992 Plan provides that the aggregate number and kind of shares reserved under the 1992 Plan and the number, kind and exercise or purchase price of shares covered by any outstanding Options granted under the 1992 Plan will be appropriately adjusted in the event of any stock split, stock dividend, combination of shares, or other similar change in the capitalization of the Corporation, but no adjustment in any exercise price shall be made which would reduce the exercise

                                22

price to less than the par value per share. In the event that the Corporation is to be consolidated with or acquired by another entity in a merger or other reorganization and the holders of a majority of the outstanding voting stock of the Corporation immediately preceding the consolidation or acquisition will, immediately following such event, hold, as a group, less than a majority of the voting stock of the surviving or successor entity, or in the event of a sale of all or substantially all of the Corporation's assets (each, an "Acquisition"), the 1992 Plan provides that the board of directors of the surviving or successor entity (the "Successor Board") shall either (i) provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified period, at the end of which period the Options will terminate; (ii) terminate all Options in exchange for a cash payment equal to the excess of fair market value of the shares subject to the Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price of such Options; or (iii) make provision for the continuation of the Options by substituting on an equitable basis for the shares then subject to such Options either (x) the consideration payable with respect to outstanding shares of Common Stock in connection with the Acquisition; (y) shares of the stock of the surviving or successor entity; or (z) such other securities as the Successor Board deems appropriate. In the case of a recapitalization or reorganization of the Corporation other than a transaction described in the preceding sentence pursuant to which stock of the Corporation or of another entity is issued with respect to outstanding shares of Common Stock, a Participant will upon exercise of an Option be entitled to receive securities equivalent to the securities he or she would have received had he or she exercised the Option prior to such reorganization.

   Within certain limits, the Committee may amend the 1992 Plan or the terms of any Options or agreements thereunder at any time without the consent of the Participants. The Committee may not, however, amend the 1992 Plan (i) to adversely affect or impair any then outstanding Option or related agreement without the consent of the Participant holding such Option or related agreement; or (ii) under the 1992 Plan, without obtaining or being conditioned upon stockholder approval, to increase the maximum number of shares available under the 1992 Plan (except in the event of a change in the capital structure of the Corporation), materially increase the benefits accruing to Participants, materially modify the requirements as to eligibility for participation in the 1992 Plan, or make any other change which, pursuant to the Code or regulations thereunder or Section 16(b) of the Exchange Act and rules and regulations thereunder, requires action by the stockholders.



                                23

   The 1992 Plan will terminate on January 29, 2002. The expiration date of each option will be no later than 10 years from the date of grant.

FEDERAL INCOME TAX CONSIDERATIONS

   The rules governing the tax treatment of options and stock acquired from the exercise of options are quite technical. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

   ISOs granted pursuant to the 1992 Plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422 of the Code. If the Participant makes no disposition of the shares acquired pursuant to the exercise of an ISO within one year after the transfer of shares to such Participant and within two years from the grant of the ISO, such Participant will realize no taxable income as a result of the grant or exercise of such ISO; any gain or loss that is subsequently realized will be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Corporation will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such ISOs or the transfer of shares upon their exercise. Under current law, long-term capital gain is taxed at a maximum rate of 28%.

   Participants generally will realize income for purposes of the federal alternative minimum tax to the extent that the fair market value of the shares purchased upon exercise of the ISO exceeds to the option price for the shares
(the "spread amount"). Under the current law, the maximum rate of alternative minimum tax is 28%. For purposes of the alternative minimum tax only, the spread amount will be added to the option price in calculating a purchaser's basis in the stock and thus determining the purchaser's gain or loss on the sale of shares acquired upon exercise of such ISOs. A credit for any net alternative minimum tax paid by an ISO holder on exercise may be available to offset the Participant's regular income tax in subsequent years, including any tax on the income resulting from a sale of the shares acquired upon the exercise.

   If shares subject to ISOs are disposed of prior to the expiration of the time periods described above, the Participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of

                                24

the shares on the date of exercise over the exercise price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Corporation for federal income tax purposes in the same year, provided that the Corporation satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

   A Participant who acquires shares by exercise of a NSO generally recognizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. The amount of the Participant's taxable income will ordinarily be deductible by the Corporation in the same year in which the Participant recognizes the taxable income, subject to the requirements of Section 162(m).

BENEFITS UNDER 1992 PLAN

   No Awards were made under the 1992 Plan in 1996. The following Participants received the following benefits under the 1992 Plan in 1995:


 Name and Position                Dollar Value($)(1)   Number of units (2)
 -----------------                ------------------   -------------------
John L. Dwight, Jr.                            -                   -
 Chairman of the Board, Chief
 Executive Officer and President

Michael S. Cantor                              -                    -
 Vice President,
 Sales and Marketing

Jeffrey A. Farnsworth                   $549,998               48,000
 Vice President and
 General Manager - CTi

Mary L. Mandarino                              -                    -
 Vice President, Finance and
 Administration and Treasurer

Roddy J. Powers                                -                    -
 Vice President, Operations

All Current Executive Officers
 as a Group (6 persons)                  549,998               48,000

All Current Directors Who                412,499               36,000
 Are Not Officers as a Group

All Non-Executive Officer                668,003               60,000
 Employees as a group
--------------------
<TABLE/>
                                25

(1) Value of in-the-money options at year-end. An "in-the-money" option is an option for which the option price of the underlying stock is less than the December 31, 1996 market price of $13.00; the value shown reflects stock market appreciation since the date of the granting of the option.

(2) Includes all options granted under the 1992 Plan in 1995, whether vested or unvested, and whether exercised or unexercised as of December 31, 1996.

PCD 1996 ELIGIBLE DIRECTORS STOCK PLAN

   The PCD 1996 Eligible Directors Stock Plan (the "Directors Plan") was adopted by the Board of Directors on January 30, 1996 and approved by the stockholders on March 8, 1996. For informational purposes and pursuant to Rule
16b-3 of the Exchange Act, the Corporation is providing the following description of the Directors Plan as so adopted.

   The Directors Plan was adopted to increase the Corporation's ability to attract and retain non-employee directors of the Corporation by providing them with an opportunity to purchase Common Stock, to provide additional incentives to the Corporation's directors and to encourage the highest level of performance by them by offering them a personal financial stake in the Corporation's success. The Corporation also believes that the Directors Plan encourages directors to make a greater equity investment in the Corporation, more closely aligning the interests of the directors and the stockholders.

   All options granted under the Directors Plan are non-statutory stock options ("Options"). The Corporation has reserved 36,000 shares of Common
Stock for issuance under the Directors Plan, none of which are subject to outstanding Options. The closing price of the Corporation's Common Stock as reported by the Nasdaq National Market System on March 19, 1997, was $15.50.

   All current directors of the Corporation who are not employees are eligible to participate in the Directors Plan ("Eligible Directors"). Under the Directors Plan, each Eligible Director who has not theretofore been granted an option to purchase Common Stock will, on the thirtieth day following the first annual meeting of stockholders of the Corporation at which he or she is elected as a director, be granted an Option to purchase 3,000 shares of Common
Stock at an exercise price equal to the fair market value on the date of the grant. In addition, on the thirtieth day after such meeting, each Eligible
Director will be granted an option at each annual meeting of stockholders to purchase 1,500 shares of Common Stock at an exercise price equal to the far market value on the date of grant. A total of 36,000 shares are available for awards under the Directors Stock Plan.

                                26

Each option granted shall vest 6 months after, and expire 10 years from, the date of grant of such option. The compensation committee of the Board (the
"Committee") is responsible for the interpretation and administration of the provisions of the Directors Plan.

   Each Eligible Director to whom an Option is granted may exercise that Option from time to time, in whole or in part, during the period that it is exercisable, by payment of the Option Price of each share purchased, in cash or by delivery to the Corporation of a number of shares of Common Stock having a total current market value equal to the Option Price multiplied by the number of shares the participant intends to purchase under the Option.
However, the exercise price of an Option may not be paid by delivery to the Corporation of shares of Common Stock if such delivery would constitute a violation of the provisions of any law (including without limitation Section
16 of the Exchange Act) or related regulation or rule or if such shares have not been held by the Eligible Director for at least six months before such delivery.

   An Eligible Director may not transfer an Option except by will or the laws of descent or distribution, and only the Eligible Director may exercise an Option during his or her lifetime.

   The number of shares that may be issued under the Directors Plan is subject to adjustment for stock dividends, stock splits, stock combinations, recapitaliz ations and other similar changes. Any shares subject to an Option which expires or terminates unexercised as to such shares, and any shares reacquired by the Corporation pursuant to forfeiture under the Directors Plan will again become available for future Option grants under the Directors Plan.

   The Directors Plan provides that in the event of any stock split, stock dividend, combination of shares, or other similar change in the capitalization of the Corporation, the aggregate number and kind of shares reserved under the Directors Plan and the number, kind and exercise or purchase price of shares covered by any outstanding Options granted under the Directors Plan will be appropriately adjusted, but that no adjustment in any exercise price may be made which would reduce the exercise price to less than the par value per share. The Directors Plan further provides that in the event that the Corporation is to be consolidated with or acquired by another entity in a merger or other reorganization and the holders of a majority of the outstanding voting stock of the Corporation immediately preceding the consolidation or acquisition will, immediately following such event, hold, as a group, less than a majority of the voting stock of the surviving or successor entity, or in the event of a sale of all or substantially all of the Corporation's assets (each, an

                                27

"Acquisition"), the board of directors of the surviving or successor entity
(the "Successor Board") shall either (i) provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified period, at the end of which period the Options will terminate; (ii) terminate all Options in exchange for a cash payment equal to the excess of fair market value of the shares subject to the Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price of such Options; or (iii) make provision for the continuation of the Options by substituting on an equitable basis for the shares then subject to such Options either (x) the consideration payable with respect to outstanding shares of Common Stock in connection with the Acquisition; (y) shares of the stock of the surviving or successor entity;
or (z) such other securities as the Successor Board deems appropriate. In the case of a recapitalization or reorganization of the Corporation other than a transaction described in the preceding sentence pursuant to which stock of the Corporation or of another entity is issued with respect to outstanding shares of Common Stock, an Eligible Director will upon exercise of an Option be entitled to receive securities equivalent to the securities he or she would have received had he or she exercised the Option prior to such reorganization.

   Within certain limits, the Committee may amend, suspend, or terminate the Directors Plan. However, under the Directors Plan, no such action may, without approval or ratification by the stockholders, increase the maximum number of shares reserved under the Directors Plan, change the number of shares subject to Options to be granted to Eligible Directors or change the exercise price for those Options (other than because of a stock split, stock dividend, or other similar form of recapitalization by the Corporation); alter the class of individuals eligible for Options; change the date of grant or certain terms and conditions expressly set forth in the Directors Plan; or make any other change which, pursuant to the Code or regulations thereunder or Section 16(b) of the Act and the rules and regulations promulgated thereunder, requires action by the stockholders. The Committee may not, without the consent of the holder of the Option, take any action that would alter or impair any Option previously granted.

   Under the Directors Plan, the Committee may not amend the Directors Plan to change the amount, timing or price of Option grants made to Eligible Directors more often than once every six months, except to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the applicable rules and regulations thereunder.

   The Directors Plan will terminate on January 30, 2006. Any shares remaining under the Directors Plan at that time which are

                                28

not subject to outstanding Options and any shares which become available because of the expiration or termination of an Option will cease to be reserved for purposes of the Directors Plan.

FEDERAL INCOME TAX CONSIDERATIONS

   The rules governing the tax treatment of Options and stock acquired from the exercise of Options are quite technical. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

   An Eligible Director who acquires shares by exercise of an Option generally recognizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. The amount of the Eligible Director's taxable income will ordinarily be deductible by the Corporation in the same year in which the Eligible Director recognizes the taxable income, subject to the requirements of Section 162(m).

BENEFITS UNDER DIRECTORS PLAN

   The following Eligible Directors will receive the following benefits under the Directors Plan in 1997, assuming each director remains in office, at the Annual Meeting:

        Name             Dollar Value($)  Number of Units (NSOs)
--------------------     ---------------  ----------------------
All Current Directors
 Who Are Not Executive
 Officers as a Group
 (4 persons). . . . . . not determinable          6,000

   Only current directors are eligible to receive Options under the Directors Plan.

RETIREMENT BENEFITS

   Effective May 1, 1992, the Corporation adopted the Precision Connector Designs, Inc. 401(k) Salary Savings Plan pursuant to Section 401 of the Internal Revenue Code (the "Code"), whereby employees may contribute a percentage of compensation to their retirement fund, provided that the percentage contributed may not exceed the maximum contribution allowed under the Code. Employees become eligible to participate in the Plan at the beginning of the calendar quarter following the one year anniversary of their date of hire. The Corporation makes matching contributions of 50% percent of employee contributions, up to a maximum of 6% of employee compensation, provided that the Corporation's total contribution may not exceed 15% of the prior year's pre-tax income.

                        Performance Graph

  The graph set forth below provides comparisons of the quarterly change in the cumulative total shareholder return on PCD's Common Stock with the cumulative return of the Nasdaq Stock Market and a Peer Group Index from March 26, 1996 (the effective date of PCD's public offering) through December 31, 1996.


              [STOCK PERFORMANCE GRAPH APPEARS HERE]

                                     CRSP
   Measurement Period                    Total Return       Peer
(Fiscal Quarter Covered)   PCD Inc.    Index for Nasdaq    Group
------------------------   --------    ----------------    -----
As at 3/26/96                 100            100            100
QE - 3/96                     108            101             99
QE - 6/96                     120            110             98
QE - 9/96                     109            113            109
QE - 12/96                    118            119            108
<TABLE/>





















                                30

SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth as of March 19, 1997, certain information with respect to the security ownership of the Common Stock by officers and directors of the Corporation:

                                              Amount and Nature
                                                of Beneficial
Name of 5% Stockholders                         Ownership (1)      Percent
-----------------------                       -----------------    -------
 John L. Dwight, Jr.(2).....................        966,800         16.2%

Other Directors and Named Executive Officers
--------------------------------------------
 Bruce E. Elmblad...........................         56,460          1.0
 Harold F. Faught(3)........................         36,000          1.0
 C. Wayne Griffith(4).......................         90,800          1.5
 Theodore C. York(5)........................         36,000          1.0
 Michael S. Cantor(6).......................        115,000          1.9
 Jeffrey A. Farnsworth(7)...................        120,000          2.0
 Mary L. Mandarino(8).......................         91,750          1.5
 Roddy J. Powers(9).........................        114,000          1.9
All directors and executive officers as
    a group (10 persons)(10)................      1,628,575         25.1
---------------

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Stock subject to options currently exercisable or exercisable within 60 days following March 19, 1997 are deemed outstanding for the purpose of completing the share ownership and percentage of the person holding such options, but are not deemed outstanding for the purpose of computing the percentage of any other person.

(2) Includes 62,000 shares subject to currently exercisable options. Includes 27,600 shares held by Mr. Dwight's children, with respect to which Mr. Dwight disclaims beneficial ownership.

(3) Includes 36,000 shares subject to currently exercisable options. Does not include 1,882,080 shares which are beneficially held by Emerson Electric Co. and its subsidiary, InnoVen III Corporation, of which Mr. Faught was an officer from 1973 to 1993, when he retired, and which he has since served in a consulting capacity.

(4)  Includes 36,000 shares subject to currently exercisable options.

(5)  Includes 36,000 shares subject to currently exercisable options.

(6)  Includes 90,000 shares subject to currently exercisable options.

(7)  Includes 120,000 shares subject to currently exercisable options.

(8)  Includes 81,750 shares subject to currently exercisable options.

(9)  Includes 104,000 shares subject to currently exercisable options.

(10) Includes 567,000 shares subject to currently exercisable options.


                      PRINCIPAL STOCKHOLDERS

   As of March 19, 1997, the only persons known to management to own beneficially more than 5% of the outstanding Common Stock of the Corporation are named below:

                              Amount and Nature
   Name and Address of          of Beneficial
    Beneficial Owner            Ownership (1)      Percent
   -------------------        -----------------    -------
   Emerson Electric Co.           1,918,080(2)      32.3%
    8000 West Florissant
    St. Louis, MO  63136

   John L. Dwight, Jr.              966,800(3)      16.2%
    c/o PCD Inc.
    Two Technology Drive
    Centennial Park
    Peabody, MA  01960-7977

   Thomson Hortsman & Bryant Inc.   417,100(4)       7.1%
    Park 80 West Plaza Two
    Saddle Brook, NJ 07663


   T. Rowe Price Associates, Inc.   363,000(5)       6.1%
    100 E. Pratt Street
    Baltimore, MD 21202

   Morgan Grenfell Capital
    Management Incorporated         332,000(6)       5.6%
    885 Third Avenue, Suite 3200
    New York, NY 10022

   Wellington
    Management Company, L.L.P.      301,950(7)       5.1%
    75 State Street
    Boston, MA 02109
---------------
<TABLE/>
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the shares. Stock

                                32

    subject to options currently exercisable or exercisable within 60 days following March 19, 1997 are deemed outstanding for the purpose of completing the share ownership and percentage of the person holding such options, but are not deemed outstanding for the purpose of computing the percentage of any other person.

(2) Includes 1,882,080 shares owned by Emerson Electric Co. and its wholly owned subsidiary InnoVen III Corporation and over which it has both sole voting and dispositive power, as set forth in its most recent statement, filed as of December 31, 1996, pursuant to Section 13G of the Securities Exchange Act of 1934 (the "Act"). Also includes 36,000 shares subject to currently exercisable options held by Harold F. Faught, a director of the Corporation and a consultant to Emerson
    Electric Co.

(3) John L. Dwight, Jr.'s beneficial ownership of Common Stock of the Corporation, as set forth in his most recent statement, filed as of December 31, 1996, pursuant to Section 13G of the Act, consists of 939,200 shares over which he has both sole voting and dispositive powers and 27,600 shares over which he has shared voting and dipositive powers. Mr. Dwight disclaims beneficial ownership with respect to the 27,600 shares held by Mr. Dwight's children. Also includes 62,000 shares subject to currently exercisable options.

(4) Thomson Hortsman & Bryant Inc.'s beneficial ownership of
    Common Stock of the Corporation, as set forth in its most recent statement, filed as of December 31, 1996, pursuant to
    Section 13G of the Act, consists of 286,500 shares over which it has sole voting power, 2,600 shares over which it has shared voting power, 417,100 shares over which it has sole dispositive power and no shares over which it has shared dispositive power.

(5) T. Rowe Price Associates, Inc.'s beneficial ownership of
    Common Stock of the Corporation, as set forth in its most recent statement, filed as of December 31, 1996, pursuant to
    Section 13G of the Act, consists of 46,000 shares over which it has sole voting power, no shares over which it has shared voting power, 363,000 shares over which it has sole dispositive power and no shares over which it has shared dipositive power.

(6) Morgan Grenfell Capital Management Incorporated's beneficial ownership of Common Stock of the Corporation, as set forth in its most recent statement, filed as of December 31, 1996, pursuant to Section 13G of the Act, consists of 62,600 shares over which it has sole voting power, no shares over which it has shared voting power, 332,000 shares over which it has

                                33

    sole dispositive power and no shares over which it has shared dispositive power.

(7) Wellington Management Company L.L.P.'s beneficial ownership of Common Stock of the Corporation, as set forth in its most recent statement, filed as of December 31, 1996, pursuant to
    Section 13G of the Act, consists of no shares over which it has sole voting power, 172,400 shares over which it has shared voting power, no shares over which it has sole dispositive power and 301,950 shares over which it has shared dipositive power.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the
Corporation's directors, executive officers and persons who own beneficial ownership more than ten percent of any class of equity security in the Corporation to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange
Commission regulations to furnish the Corporation with copies of all Section
16(a) filings made by them.

   Based solely upon a review of the copies of such filings furnished to the Corporation, the absence of a Form 3 or a Form 5 and each executive officer's written representation that no Form 5 was required, the Corporation believes that during the year 1996, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements except that, based upon information received by the Corporation, an executive officer, Ms. Mandarino, was 12 days late in filing an amended
Form 4 for the cash exercise of 5,200 stock options.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Since January 1, 1996, two subsidiaries of Emerson Electric Co., which currently owns 32.3% of the outstanding Common Stock of the Corporation, have purchased or ordered from the Corporation, or a distributor of the Corporation's products, certain of the Corporation's industrial terminal block products for an aggregate purchase price of approximately $82,700. Such products were sold by the Corporation on the Corporation's customary pricing and other terms.





                                34

                   II. INDEPENDENT ACCOUNTANTS

   The selection of Coopers & Lybrand L.L.P. as the independent accountants of the Corporation for previous years has been reaffirmed for 1997. Coopers &
Lybrand L.L.P. has no financial interest, direct or indirect, in the Corporation or any of its subsidiaries.

   A representative of Coopers & Lybrand L.L.P. will attend the annual meeting with the opportunity to make a statement if he desires to do so and to answer questions that may be asked of him by the stockholders.

               III.  OTHER GOVERNANCE INFORMATION

STOCKHOLDER PROPOSAL

   Any stockholder, whether of record or a beneficial owner, desiring to submit a proposal for consideration to appear in the Corporation's Proxy
Statement for the annual meeting of stockholders of the Corporation to be held in 1998 shall submit such proposal, typewritten or printed, addressed to the Clerk of the Corporation. Such proposal must identify the name and address of the stockholder, the number of the Corporation's shares held of record or beneficially, the dates upon which the stockholder acquired such shares and documentary support for a claim of beneficial ownership. Proposals should be sent by certified mail -- return receipt requested to the attention of the Clerk of the Corporation, PCD Inc., 2 Technology Drive, Centennial Park,
Peabody, MA 01960-7977.

   In addition to the foregoing procedure for inclusion of a stockholder proposal in the Corporation's Proxy Statement, the Corporation will consider other items of business and nominations for election as director of the Corporation that are properly brought before an annual meeting by a stockholder. To be properly brought before an annual meeting, items of business must be appropriate subjects for stockholder consideration, timely notice thereof must be given in writing to the Clerk of the Corporation, and other applicable requirements must be met. In general, such notice is timely if it is received at the principal executive offices of the Corporation at least 60 days in advance of the date of the previous year's annual meeting, provided that if the annual meeting is to be held on a date prior to the date the annual meeting was held in the previous year and if less than 70 days notice is given of the date of the meeting, a stockholder will have ten days from the notice of the date of the meeting to give notice of the proposals for stockholder consideration. The By-laws of the Corporation specify the information to be included in the stockholder's notice.


                                35

   Stockholders directly nominate persons for election to the Board by complying with the notice provisions set forth in the By-laws. In general, such notice is timely if it is received by the Clerk of the Corporation at least 60 days in advance of the date in the then-current year that corresponds to the date of the previous year's annual meeting, provided that if the annual meeting is to be held on a date prior to the date the annual meeting was held in the prior year and if less than 70 days notice is given of the date of this meeting, a stockholder will have ten days from the notice of the date of the meeting to give notice of the planned nomination. The By-laws of the Corporation specify the information to be included in the stockholder's notice of nomination.

   Interested stockholders can obtain full copies of the By-laws by making a written request therefor to the Clerk of the Corporation.

EXPENSES OF SOLICITATION

   All expenses of soliciting proxies will be paid by the Corporation. Proxies may be solicited personally, or by telephone, by employees of the Corporation, but the Corporation will not pay any compensation for such solicitations. The
Corporation will reimburse brokers, banks and other persons holding shares in their names or in the names of nominees for their expenses for sending material to principals and obtaining their proxies.

ANNUAL REPORT ON FORM 10-K

   A copy of the Corporation's annual report on Form 10-K for the year ended
December 31, 1996, as filed with the Securities and Exchange commission, excluding certain exhibits thereto, may be obtained without charge by contacting the Office of Investor Relations, PCD Inc., 2 Technology Drive,
Centennial Park, Peabody, Massachusetts 01960-7977.

                                  The Board of Directors of
                                  PCD Inc.

                                  /s/ John L. Dwight, Jr.
                                  -----------------------
                                  John L. Dwight, Jr.
                                  Chairman of the Board




Dated: April 9, 1997


                                36

APPENDIX A
FRONT OF PROXY CARD

                             PCD Inc.
                        2 Technology Drive
                          Centennial Park
                Peabody, Massachusetts 01960-7977

           Annual Meeting of Stockholders - May 9, 1997
        Proxy Solicited on Behalf of the Board of Directors


The undersigned, revoking all prior proxies, hereby appoints John L. Dwight, Jr. and C. Russel Hansen, Jr. as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1997 Annual Meeting of Stockholders of PCD Inc. to be held at the offices of the Company, 2
Technology Drive, Centennial Park, Peabody, Massachusetts 01960-7977, on
Friday, May 9, 1997 at 10:00 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgement on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE
UNDERSIGNED SHAREHOLDER(S).  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
VOTED "FOR" PROPOSAL 1.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
ENVELOPE

   Please sign exactly as your name(s) appear(s) on the books of the Company.
Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.


HAS YOUR ADDRESS CHANGED?         DO YOU HAVE ANY COMMENTS?


_____________________________     _____________________________


_____________________________     _____________________________


_____________________________     ______________________________

BACK SIDE OF PROXY CARD

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                                          With-
____________________     1. Election of Director     For   hold

      PCD Inc.                Harold F. Faught       [ ]   [ ]
____________________

                         2. In their discretion, the proxies are
                            authorized to vote upon any other
RECORD DATE SHARES:         business that may properly come
                            before the meeting or at any
                            adjournment(s) thereof.



                                            -------------
Please be sure to sign and date this Proxy. |Date       |
----------------------------------------------------------
|                                                        |
|                                                        |
--- Stockholder sign here --- Co-owner sign here ---------

                                 Mark box at right if an address
                                 change or comment has been noted   [ ]
                                 on the reverse side of this card

DETACH CARD                                           DETACH CARD

                             PCD Inc.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy
Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 9, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

PCD Inc.
